Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2021 THIRD QUARTER RESULTS

Reports Combined Ratio of 71.5%

Declares an Extraordinary Dividend of $4.00 Per Share

DeRidder, LA – October 27, 2021—AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the third quarter ended September 30, 2021.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$67,626	$74,771	-9.6%	$208,260	$229,725	-9.3%
Net investment income	6,049	7,063	-14.4%	19,362	22,136	-12.5%
Net realized gains (losses) on investments (pretax)	(8)	309	NM	1,490	1,464	1.8%
Net unrealized gains (losses) on equity securities (pre-tax)	(771)	844	NM	8,026	(2,349)	NM
Net income	19,136	23,353	-18.1%	62,215	58,101	7.1%
Diluted earnings per share	$0.99	$1.21	-18.2%	$3.21	$3.00	7.0%
Operating net income	19,751	22,442	-12.0%	54,697	58,800	-7.0%
Operating earnings per share	$1.02	$1.16	-12.1%	$2.82	$3.04	-7.2%
Book value per share	$24.80	$24.93	-0.5%	$24.80	$24.93	-0.5%
Net combined ratio	71.5%	72.8%		76.9%	78.4%
Return on average equity	16.1%	19.8%		18.1%	17.0%

G. Janelle Frost, President and Chief Executive Officer, noted, “We were pleased with this quarter’s results as we were able to maintain strong renewal retention and find new business opportunities in a declining rate environment. In addition, claim severity trends for prior accident years continued to show improvement as our claims handling practices reach favorable outcomes.”

NSURANCE RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Gross premiums written	$67,185	$72,648	-7.5%	$222,423	$240,008	-7.3%

Net premiums earned	67,626	74,771	-9.6%	208,260	229,725	-9.3%
Loss and loss adjustment expenses incurred	29,661	39,789	-25.5%	101,601	120,966	-16.0%
Underwriting and certain other operating costs, commissions, salaries and benefits	17,915	13,902	28.9%	55,337	56,317	-1.7%
Policyholder dividends	733	714	2.7%	3,200	2,685	19.2%

Underwriting profit (pre-tax)	$19,317	$20,366	-5.2%	$48,122	$49,757	-3.3%

Insurance Ratios:
Current accident year loss ratio	72.0%	72.5%		72.0%	72.5%
Prior accident year loss ratio	-28.1%	-19.3%		-23.2%	-19.8%

Net loss ratio	43.9%	53.2%		48.8%	52.7%
Net underwriting expense ratio	26.5%	18.6%		26.6%	24.5%
Net dividend ratio	1.1%	1.0%		1.5%	1.2%

Net combined ratio	71.5%	72.8%		76.9%	78.4%

•

Voluntary premiums were $3.2 million lower, or 4.6%, compared with the third quarter of 2020, due to continued reductions in approved state loss costs, which were 7.0% lower on average for policies we renewed during the quarter.

•

Payroll audits and related premium adjustments were $3.2 million lower than last year’s third quarter, decreasing premiums written by $2.1 million in the third quarter of 2021, compared with an increase of $1.1 million in the same period in 2020.

•

The current accident year loss ratio for the third quarter was 72.0%, unchanged from the first six months of 2021, and one half point lower than 2020. During the quarter, the Company experienced favorable case reserve development for prior accident years, which reduced loss and loss adjustment expenses by $19.0 million, primarily from accident years 2015 through 2019.

•

For the quarter ended September 30, 2021, the underwriting expense ratio was 26.5% compared with 18.6% in the same quarter in 2020. The increase in the expense ratio was primarily due to a benefit in last year’s third quarter of $5.7 million from the termination of an assessment related to a multiple injury fund.

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•

The effective tax rate for the quarter ended September 30, 2021 was 22.6%, compared with 18.5% in the third quarter of 2020, due to a higher proportion of income from underwriting and taxable investment income.

INVESTMENT RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Net investment income	$6,049	$7,063	-14.4%	$19,362	$22,136	-12.5%
Net realized gains (losses) on investments (pre-tax)	(8)	309	NM	1,490	1,464	1.8%
Net unrealized gains (losses) on equity securities (pre-tax)	(771)	844	NM	8,026	(2,349)	NM
Pre-tax investment yield	2.1%	2.3%		2.2%	2.5%
Tax-equivalent yield (1)	2.5%	2.8%		2.5%	2.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended September 30, 2021, decreased 14.4% to $6.0 million from $7.1 million in the third quarter of 2020, due to lower investment yields on fixed-income securities.

•	As of September 30, 2021, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

CAPITAL MANAGEMENT

In an accompanying news release, the Company announced a special cash dividend of $4.00 per share, payable on November 17, 2021, to shareholders of record as of November 10, 2021.

In addition, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.29 per share, payable on December 17, 2021 to shareholders of record as of December 3, 2021.

Book value per share at September 30, 2021 was $24.80, an increase of 9.3% from $22.70 at December 31, 2020.

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SUSTAINABILITY DISCLOSURES

The Company recently published additional sustainability disclosures for investors. These disclosures, which follow the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) format, can be found on our website at www.amerisafe.com under Sustainability.

SUPPLEMENTAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Net income	$19,136	$23,353	$62,215	$58,101
Less:
Net realized gains (losses) on investments	(8)	309	1,490	1,464
Net unrealized gains (losses) on equity securities	(771)	844	8,026	(2,349)
Tax effect (1)	164	(242)	(1,998)	186

Operating net income (2)	$19,751	$22,442	$54,697	$58,800

Average shareholders’ equity (3)	$474,261	$472,353	$459,486	$456,063
Less:
Average accumulated other comprehensive income	15,924	19,545	18,003	16,062

Average adjusted shareholders’ equity (2)	$458,337	$452,808	$441,483	$440,001

Diluted weighted average common shares	19,407,918	19,358,682	19,392,939	19,345,952
Return on average equity (4)	16.1%	19.8%	18.1%	17.0%
Operating return on average adjusted equity (2)	17.2%	19.8%	16.5%	17.8%
Diluted earnings per share	$0.99	$1.21	$3.21	$3.00
Operating earnings per share (2)	$1.02	$1.16	$2.82	$3.04

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for Thursday October 28, 2021, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2423 (Conference Code 2096837) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least ten minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors. Other factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2020. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$67,185	$72,648	$222,423	$240,008
Ceded premiums written	(2,407)	(2,473)	(7,410)	(7,928)

Net premiums written	$64,778	$70,175	$215,013	$232,080

Net premiums earned	$67,626	$74,771	$208,260	$229,725
Net investment income	6,049	7,063	19,362	22,136
Net realized gains (losses) on investments	(8)	309	1,490	1,464
Net unrealized gains (losses) on equity securities	(771)	844	8,026	(2,349)
Gain (loss) on disposal of assets	—	—	21	(29)
Fee and other income	149	18	394	309

Total revenues	73,045	83,005	237,553	251,256

Expenses:
Loss and loss adjustment expenses incurred	29,661	39,789	101,601	120,966
Underwriting and other operating costs	17,915	13,902	55,337	56,317
Policyholder dividends	733	714	3,200	2,685
Provision for investment related credit loss expense (benefit)	15	(69)	(102)	(13)

Total expenses	48,324	54,336	160,036	179,955

Income before taxes	24,721	28,669	77,517	71,301
Income tax expense	5,585	5,316	15,302	13,200

Net income	$19,136	$23,353	$62,215	$58,101

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Basic EPS:
Net income	$19,136	$23,353	$62,215	$58,101

Basic weighted average common shares	19,344,636	19,299,921	19,328,041	19,282,263
Basic earnings per share	$0.99	$1.21	$3.22	$3.01
Diluted EPS:
Net income	$19,136	$23,353	$62,215	$58,101

Diluted weighted average common shares:
Weighted average common shares	19,344,636	19,299,921	19,328,041	19,282,263
Restricted stock and stock options	63,282	58,761	64,898	63,689

Diluted weighted average common shares	19,407,918	19,358,682	19,392,939	19,345,952
Diluted earnings per share	$0.99	$1.21	$3.21	$3.00

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Investments	$1,034,187	$1,088,744
Cash and cash equivalents	123,128	61,757
Amounts recoverable from reinsurers	108,394	105,803
Premiums receivable, net	154,517	156,760
Deferred income taxes	14,738	13,665
Deferred policy acquisition costs	18,580	17,810
Other assets	26,379	26,316

	$1,479,923	$1,470,855

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$720,789	$760,561
Unearned premiums	136,013	129,260
Insurance-related assessments	18,907	17,995
Other liabilities	124,058	124,223
Shareholders’ equity	480,156	438,816

Total liabilities and shareholders’ equity	$1,479,923	$1,470,855

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